Exhibit 99.2

To the Board of Directors and Shareholders

Kiddopotamus and Company

Stilwell, Kansas

We have audited the accompanying balance sheets of Kiddopotamus and Company as of December 31, 2007 and 2006, and the related statements of income, cash flows and stockholders’ equity for the years then ended.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Kiddopotamus and Company as of December 31, 2007 and 2006, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ McGladrey & Pullen, LLP

New York, New York

June 30, 2008

Kiddopotamus and Company

Balance Sheets

(Dollars in thousands)

	December 31, 2007	December 31, 2006
ASSETS
CURRENT ASSETS
Cash	$59	$70
Trade receivables, net of allowance for doubtful accounts of $195 as of December 31, 2007 and $198 as of December 31, 2006, respectively	2,270	1,553
Inventory	3,232	1,673
Prepaids and other current assets	1,032	567
Deferred tax assets	268	269

TOTAL CURRENT ASSETS	6,861	4,132
Property and equipment, net	53	26
Goodwill	49	49
Intangible assets, net	44	35
Other assets	2	2

TOTAL ASSETS	$7,009	$4,244

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Line of credit	$1,750	$510
Accounts payable and accrued expenses	733	567

TOTAL CURRENT LIABILITIES	2,483	1,077
Deferred tax liabilities	25	25

TOTAL LIABILITIES	2,508	1,102

Commitments and Contingencies (1)

STOCKHOLDERS’ EQUITY
Series A Convertible Preferred Stock; par value of $.01	41	41
5,000,000 shares authorized, 4,090,021 shares issued and outstanding.
Common stock, par value of $.01 per share; 10,000,000 shares authorized, 5,000,000 shares issued and outstanding	50	50
Additional paid-in capital	2,357	2,357
Retained earnings	2,053	694

TOTAL STOCKHOLDERS’ EQUITY	4,501	3,142

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$7,009	$4,244

See notes to financial statements

Kiddopotamus and Company

Statements of Income

(Dollars in thousands)

	Year ended December 31, 2007	Year ended December 31, 2006
Net revenues	$13,256	$9,659
Cost of goods sold	7,794	5,849

GROSS PROFIT	5,462	3,810
Selling, general and administrative expenses	3,232	2,598

OPERATING INCOME	2,230	1,212

OTHER INCOME (EXPENSE)
Interest expense	(97)	(58)
Other income	71

INCOME BEFORE PROVISION FOR INCOME TAXES	2,204	1,154
Income tax expense	845	458

NET INCOME	$1,359	$696

See notes to financial statements

Kiddopotamus and Company

 Statements of Cash Flows

 (Dollars in thousands)

	For the year ended
	December 31, 2007	December 31, 2006
Cash flows from operating activities:
Net income	$1,359	$696
Adjustments to reconcile net income to net cash provided by (used in) operating activities
Depreciation and amortization	35	21
Deferred taxes	1	(17)
Changes in assets and liabilities
Increase in trade receivables	(717)	(408)
Increase in inventory	(1,559)	(138)
Increase (decrease) in accounts payable and accrued expenses	166	(169)
(Increase) decrease in prepaids and other current assets	(465)	17

Net cash provided by (used in) operating activities	(1,180)	2

Cash flows from investing activities:
Acquisitions of property and equipment	(51)	(8)
Acquisitions of intangible assets	(20)	(8)

Cash used in investing activities	(71)	(16)

Cash flows from financing activities:
Net borrowings (repayments) on line of credit	1,240	(85)

Net cash provided by (used in) financing activities	1,240	(85)

Net decrease in cash	(11)	(99)
Cash at beginning of year	70	169

Cash at end of year	$59	$70

Supplementary Disclosures of Cash Flow Information:
Cash paid during the year for interest	$97	$58

Cash paid during the year for income taxes	$993	505

See notes to financial statements

Kiddopotamus and Company

  Statements of Stockholders’ Equity

 (Dollars in thousands)

	Preferred Stock		Common Stock		Additional Paid - in	(Accumulated deficit)
	Shares	Amount	Share	Amount	Capital	Retained earnings	Total Stockholders’ Equity
Balance at December 31, 2005	4,090,021	$41	5,000,000	$50	$2,357	$(2)	$2,446

Net income for the year						696	696

Balance at December 31, 2006	4,090,021	$41	5,000,000	$50	$2,357	$694	$3,142

Net income for the year						1,359	1,359

Balance at December 31, 2007	4,090,021	$41	5,000,000	$50	$2,357	$2,053	$4,501

See notes to financial statements

KIDDOPOTAMUS AND COMPANY

NOTES TO FINANCIAL STATEMENTS

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Operations and basis of presentation

Kiddopotamus and Company (the “Company”) was incorporated under the state laws of Colorado on December 16, 1997.  The Company designs, manufactures and distributes products for use with infants and young children.  Sales are generated both online and through specialty juvenile chains and independent juvenile stores in the United States, Canada, Europe and Asia.

Revenue Recognition

The Company records revenue when persuasive evidence of an arrangement exists, product delivery has occurred, the sales price to the customer is fixed or determinable, and collectability is reasonably assured. Sales are recorded net of provisions for returns and allowances, customer discounts, and other sales related discounts. The Company bases its estimates for discounts, returns and allowances on negotiated customer terms and historical experience. Customers do not have the right to return products unless the products are defective. The Company records a reduction of sales for estimated future defective product deductions based on historical experience.

Sales incentives or other consideration given by the Company to customers that are considered adjustments of the selling price of its products, such as allowances and product placement fees, are reflected as reductions of revenue. Sales incentives and other consideration that represent costs incurred by the Company for assets or services received, such as the appearance of the Company’s products in a customer’s national circular ad, are reflected as selling, general and administrative expenses in the accompanying statements of income.

Trade Receivables

Trade receivables are reported at their outstanding unpaid principal balances reduced by an allowance for doubtful accounts. The Company estimates doubtful accounts based on historical bad debts, factors related to specific customers’ ability to pay and current economic trends. The Company writes off accounts receivable against the allowance when a balance is determined to be uncollectible.

Inventory

Inventory is comprised of finished goods and is stated at the lower of cost using the first-in, first-out (FIFO) method, or market (net realizable value).  The Company regularly reviews slow-moving and excess inventories, and writes down inventories to net realizable value if the ultimate expected proceeds from the disposals of excess inventory are less than the carrying cost of the merchandise.

Property and Equipment

Property and equipment are recorded at cost. The Company owns the molds used in the production of its products by third party manufacturers.

Depreciation is provided over the estimated useful lives of the respective assets using the straight-line method.

Goodwill and Other Intangible Assets

Goodwill relates to the 1998 acquisition of NuZone Products Corporation. The Company accounts for Goodwill in accordance with the Financial Accounting Standards Board adopted SFAS No. 142, “Goodwill and Other Intangible Assets.” SFAS 142 requires that goodwill and intangible assets that have indefinite useful lives no longer be subject to amortization and be tested at least annually for impairment based on discounted cash flows.

The Company reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. An asset is considered to be impaired when the sum of the undiscounted future net cash flows expected to result from the use of the asset and its eventual disposition exceeds its carrying amount. The amount of impairment loss, if any, is measured as the difference between the net book value of the asset and its estimated fair value.

Patents are capitalized based on cost.  Patents are amortized on a straight-line basis over five years.

Trademarks are capitalized based on cost.  Trademarks are amortized on a straight-line basis over five years.

KIDDOPOTAMUS AND COMPANY

NOTES TO FINANCIAL STATEMENTS (Continued)

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Capital Stock

In 2003, the Company issued 4,090,021 shares of Series A Convertible Preferred Stock.  This stock has preferential rights with respect to cash dividends and upon liquidation of the Company.  In the event of liquidation, holders of Series A Convertible Preferred Stock will be entitled to their pro rata portion of the net proceeds, but not less than $.50122 per share.

Upon the occurrence of a liquidity event, all shares of Series A Convertible Preferred Stock shall be converted into a number of shares of common stock at a conversion rate as defined in the agreement.

The holders of Series A Convertible Preferred Stock are entitled to vote on all corporate matters.

Concentrations of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash and trade receivables. The Company maintains all cash deposits with financial institutions.  The Company has not experienced any losses on these accounts. The Company continuously evaluates the creditworthiness of its customers and monitors their payment patterns.

Shipping Costs

Shipping costs are included in selling expenses and amounted to approximately $193,000 and $54,000 for the years ended December 31, 2007 and 2006, respectively.

Advertising Costs

The Company charges advertising costs to expense as incurred. Advertising expense, which consists primarily of promotional and cooperative advertising allowances provided to customers, was approximately $954,00 and $698,000 for the years ended December 31, 2007 and 2006, respectively.

Product Liability and Warranty Reserves

The Company maintains insurance to protect against product liability claims. Premiums are charged as an expense during the period of coverage. In the normal course of business, the Company may offer warranties on certain of its products, generally limited to product replacement. A reserve would be recorded if the Company’s experience (including industry data) showed that there was a material exposure related to certain types of products; this experience would include looking at actual claims experience and other factors. To the extent the Company establishes that a material liability exists, a reserve is established and would be included in accrued liabilities. No liability was provided at December 31, 2007 and December 31, 2006 based on the historical claims experience of the Company.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

Income Taxes

Income tax expense reflects the tax effects of transactions entering into the determination of pretax accounting income.  When revenues or expenses are reported in different accounting periods for financial and income tax reporting purposes, the related tax effects are deferred in accordance with the net change in liability method of accounting for deferred income taxes.  A valuation allowance is established to reduce deferred tax assets if it is more likely than not that a deferred tax asset will not be recognized.

KIDDOPOTAMUS AND COMPANY

NOTES TO FINANCIAL STATEMENTS (Continued)

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

New Accounting Pronouncements

In July 2006, the Financial Accounting Standards Board (“FASB”) issued FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes - an interpretation of FASB Statement No. 109 (“FIN 48”), which provides criteria for the recognition, measurement, presentation and disclosure of uncertain tax positions. A tax benefit from an uncertain position may be recognized only if it is “more likely that not” that the position is sustainable based on its technical merits. The provision of FIN 48 are effective for fiscal years beginning after December 15, 2007. The Company does not expect that FIN 48 will have a material effect on its financial condition or results of operations.

The Company does not believe that any other recently issued, but not yet effective accounting standards will have a material effect on the Company’s financial position, results of operations or cash flows.

2.  INTANGIBLE ASSETS

Intangible assets consist of the following (in 000’s):

	December 31, 2007	December 31, 2006
Patents and trademarks	$75	$56
Other	7	7

	82	63
Less accumulated amortization	38	28
	$44	$35

Amortization expense was approximately $11,000 and $12,000 in December 2007 and 2006, respectively.

Estimated amortization expense for Patents and Trademarks for the next five years are as follows (in 000’s):

2008	$11
2009	6
2010	2
2011	2
2012	2

3. PROPERTY AND EQUIPMENT

Property and equipment, consist of (in $000’s):

	December 31, 2007	December 31, 2006	Depreciation/Period
Computer hardware and software	$31	$29	5 years
Molds, tools and dies	23	23	3 years
Office equipment	6	6	7 years
Trade show equipment	49		3 years
Vehicles	9	9	5 years

	118	67
Less accumulated depreciation	65	41

Property and equipment, net	$53	$26

Depreciation for 2007 and 2006 was approximately $23,000 and $11,000 respectively, and is included in selling, general and administrative expenses in the accompanying statements of income.

4. ACCOUNTS PAYABLE AND ACCRUED EXPENSES

Accounts payable and accrued expenses consist of the following (in $000’s):

	December 31, 2007	December 31, 2006
Accounts payable	$179
Customer allowances	225	$225
Income taxes payable	71	218
Other (none in excess of 5% of current liabilities)	258	124

Total	$733	$567

5. LINE OF CREDIT

The Company had a revolving working capital line of credit with a bank which originated on June 27, 2005 and was renewed on June 27, 2007.  The line was subsequently increased in August 2007 and matures in August 2008.  The maximum amount available under the agreement is $3,000,000, of which $1,750,000 and $510,000 were outstanding at December 31, 2007 and 2006, respectively.  Interest is payable at the bank’s prime rate, but not less than 6% (7.25% at December 31, 2007).  The note is secured by a commercial security agreement including substantially all accounts receivable, inventory, general intangibles and equipment.  The agreement is also secured by assignment of two life insurance policies.

As of December 31, 2007 and 2006, the Company was in compliance with the financial covenants associated with this debt.

6: INCOME TAXES

The following is a summary of the provision for income tax (in 000’s):

	December 31, 2007	December 31, 2006

Taxes currently payable	$844	$475
Deferred income taxes	1	(17)

	$845	$458

The provision varies from the amounts computed using statutory rates because of non-deductible expenses (e.g., officer’s life insurance) and the effect of state income taxes.

Deferred income taxes result primarily from use of the allowance method of accounting for doubtful accounts receivable for financial reporting purposes and the direct write-off method for income tax purposes; use of accelerated depreciation methods for income tax purposes and from amortization of goodwill for income tax purposes.

A reconciliation of income tax expense at the statutory rate to the Company’s actual income tax expense is shown below (in 000’s):

	December 31, 2007	December 31, 2006
Computed at the statutory rate	$750	392
Increase (decrease) resulting from:
Non deductible items	1	1
State income taxes - net of federal tax benefit	93	66
Officer life premiums	1
401(k) credit		(1)

Actual tax provision	$845	458

The tax effects of temporary differences related to deferred taxes shown on the balance sheets were:

	December 31, 2007	December 31, 2006
Deferred tax assets:
Allowance for doubtful accounts	$78	$79
Inventory reserve	150	150
Customer return reserve	40	40

	268	269
Deferred tax liabilities:
Depreciation and amortization	(25)	(25)

	(25)	(25)

Net deferred tax asset	$243	$244

The above net deferred tax asset is presented on the balance sheets as follows:

	December 31, 2007	December 31, 2007
Deferred tax asset - current	$268	$269
Deferred tax asset - long term	(25)	(25)
Net deferred tax asset	$243	$244

7. PROFIT SHARING PLAN

Effective January 1, 2006, the Company sponsored a profit sharing 401(k) plan covering substantially all eligible employees.  Employees may elect to contribute up to 4% of their individual compensation to the plan.  The Company matches 100% of the first 4% of employee contributions to the plan.  Employees are 100% vested in the Company’s matching contribution.  The Company may also make discretionary profit sharing contributions to the plan.  Discretionary contributions vest at a rate of 20% annually, beginning in the second year of an employee’s service, and fully vests in six years. The company’s 2007 and 2006 matching contribution totaled $10,814 and $8,278, respectively.

8. MAJOR CUSTOMERS

Sales to one customer comprised approximately 58% of net revenues for the year ended December 31, 2007. Amounts due from this customer comprised approximately 73% of trade receivables at December 31, 2007.

Sales to one customer comprised approximately 58% of net revenues for the year ended December 31, 2006.

9. COMMITMENTS AND CONTINGENCIES

Lease Agreement

The Company leases office space under terms of an operating lease agreement through January 2009.

As of December 31, 2007, future minimum lease payments are as follows (in 000’s):

2008	$53
2009	5

$58

Rent expense was approximately $53,000 and $41,000 for the years ended December 31, 2007 and 2006, respectively.

Customer Agreements

The Company enters into annual agreements with its customers in the normal course of business. These agreements define the terms of product sales including in some instances cooperative advertising costs and product return privileges (for defective products only) or defective allowances (which are based upon historical experience). These contracts are generally annual in nature and obligate the Company only as to products actually sold to the customer.

Agreements and Lease Commitments

The Company has entered into formal leases with providers of computer and communication equipment. These leases in the aggregate represent minimum monthly payments of approximately $1,000 which expire at various times through August 2010.

The Company entered into an agreement with a shipping company for a 36 month period with a minimum monthly cost commitment of $2,000.

Approximate future minimum rental payments due under these leases are as follows (in $000’s):

Year Ending
2008	$36
2009	27
2010	2

$65

10. SUBSEQUENT EVENT

On April 18, 2008, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”), among Summer Infant, Inc., Kiddo Acquisition Co., Inc., a wholly-owned subsidiary of Summer Infant, Inc., (“Merger Sub”), Kiddopotamus and Company (“Kiddopotamus”), J. Chris Snedeker, Kristen Peterson Snedeker and Thomas K. Manning, under which the Company was acquired by Summer Infant Inc., a leading manufacturer and supplier of infant nursery, travel and feeding accessories. Pursuant to the terms of the Merger Agreement, on April 18, 2008, Merger Sub merged with and into Summer Infant, Inc., with the company continuing as the surviving entity (the “Merger”). As a result of the Merger, the Company became an indirect, wholly-owned subsidiary of Summer Infant, Inc.

Under the merger agreement, the total purchase price paid by Summer Infant, Inc. to the holders of the Company’s common and preferred stock, plus the payment of various closing expenses, was $12,500,000. Of the total purchase price, approximately $9,600,000 was received in cash, and approximately $2,900,000 was received by the issuance of 697,890 unregistered shares of Summer Infant, Inc.’s common stock at $4.126 per share, which represented the ten day trading average on Summer Infant, Inc., ending on the trading day two business days prior to the closing of the merger. Each holder of the Company’s common and preferred stock (other than J. Chris Snedeker and Kristen Peterson Snedeker (the “Principal Stockholders”)) elected to receive their allocation of the total net purchase price in cash. As required by the Merger Agreement, the Principal Stockholders received one half of their allocation of the total net purchase price in shares and one half in cash.

Summer Infant, Inc. funded the cash portion of the total net purchase price with borrowings under its two new secured credit facilities. Approximately 10% of the total net purchase price was deposited in escrow to secure the post-closing indemnification obligations of the former Company stockholders, including the Principal Stockholders, under the terms of the Merger Agreement.